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                                                                    EXHIBIT 10.6

        THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.


                                                                      Void after

                                                                   July 31, 2002

                        SOFTWARE TECHNOLOGIES CORPORATION

               WARRANT TO PURCHASE 800,000 SHARES OF COMMON STOCK

        This Warrant is issued to Electronic Data Systems Corp. ("EDS") by Software Technologies Corporation, a California corporation (the "Company"), on February 2, 2000 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of that certain Warrant Purchase Agreement (the "Purchase Agreement") dated as of January 31, 2000.


        1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the holder of this Warrant is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 800,000 fully paid and nonassessable shares of the Common Stock of the Company, as more fully described below. The number of shares of Common Stock issuable pursuant to this Section 1 (the "Shares") shall be subject to adjustment pursuant to Section 8 hereof.

        2. Purchase Price. The per share purchase price for the Shares shall be $10.00, as adjusted from time to time pursuant to Section 8 hereof (the "Exercise Price").

        3. Exercise Period. This Warrant may be exercised at the sole discretion of EDS (subject to the conditions set forth herein) after the earliest to occur (the "Exercise Date") of (i) the date of the filing of a registration statement under the Securities Act of 1933, as amended, in connection with the issuance and sale of shares of the Company's Common Stock in the Company's first underwritten public offering, (ii) the date of an agreement (A) to sell or transfer all or substantially all of the Company's assets (an "Asset Sale"), or
(B) pursuant to which the Company is to be acquired by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company to persons or entities that were not shareholders of the Company prior to such transaction (a "Merger") or (iii) January 31, 2001; and this Warrant shall remain so exercisable until the earliest to occur (the


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"Termination Date") of (x) July 31, 2002, (y) the date of the closing of the
Company's Asset Sale, or (z) the date of the closing of the Company's Merger.

        Starting on the Exercise Date, this Warrant shall be exercisable for that number of shares of the Company's Common Stock equal to the amount of such shares that have vested in accordance with a vesting schedule to be agreed upon by the Company and EDS. The holder of this Warrant understands that this Warrant shall only become exercisable at such times as the milestones set forth in such vesting schedule are achieved. In the event that this Warrant has not become exercisable as to an aggregate of at least 800,000 shares on or prior to February 1, 2002, then (provided the Termination Date has not occurred) EDS shall be obligated to make a one-time payment to the Company equal to $2.2 million. Such payment shall be made by EDS to the Company by check or wire transfer no later than February 15, 2002. Any such payment made under this provision by EDS shall have no effect on the exercisability of any portion of this Warrant that had previously become exercisable.

        To the extent that any shares will have vested under the Warrant at the time that EDS is required to make a one-time payment specified in this Section, EDS may utilize the "Net Exercise" provision in Section 5 herein to exercise that vested portion of the Warrant and, in lieu of receiving shares equal to the value of the portion of the Warrant being canceled (less the aggregate exercise price), forfeit the right to receive that number of shares that would be equivalent to the dollar amount of the one-time payment for which EDS is then obligated to make, based on the fair market value per share of the Common Stock as calculated in Section 5 herein.

        4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                (a) the surrender of the Warrant (for notice of partial exercise, if not for the entire 800,000 shares), together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices; and

                (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

        5. Net Exercise. In lieu of cash exercising this Warrant, the holder of this Warrant may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:


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                                    Y (A - B)
                                    ---------
                               X =      A

Where

        X -- The number of shares of Common Stock to be issued to the holder of this Warrant.

        Y -- The number of shares of Common Stock as to which this Warrant is being exercised.

        A -- The fair market value of one share of the Company's Common Stock.

        B -- The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Paragraph 5, the fair market value of Common Stock shall mean the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded or the closing price quoted on any exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Common Stock is not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per share as shall be determined in good faith by the Company's Board of Directors or, if EDS objects to such determination, by nationally recognized investment bankers mutually acceptable to EDS. Notwithstanding the foregoing, in the event this Warrant is exercised pursuant to this paragraph after the date of the final prospectus for the Company's IPO and prior to the closing of such IPO, the fair market value of the Common Stock shall be equal to the public offering price set forth on the cover of the Company's prospectus.

        6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within ten (10) days of the delivery of the subscription notice.

        7. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

        8. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock or


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Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the holder of this Warrant, so that the holder of this Warrant shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the holder of this Warrant immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the holder of this Warrant so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

        9. Registration Rights.

                (a) Piggyback Registration. Commencing one year following the closing date of the Company's IPO, if (but without any obligation to do so) the Company proposes to register any of its stock or other securities under the Securities Act of 1933, as amended, (the "Act") in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration pursuant to a Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Warrant Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give EDS written notice of such registration. Upon the written request of EDS given within ten (10) days after mailing of such notice by the Company, the


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Company shall, subject to the provisions of Section 9(b) below, cause to be registered under the Act any of the Shares that have then vested under the Warrant that EDS has requested to be registered.

                (b) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock in which EDS makes a written request pursuant to Section 9(a) hereof, the Company shall not be required under this Section 9 to include any of EDS' Shares in such underwriting unless EDS accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including EDS' Shares, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including EDS' Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering, but in no event shall (i) the amount of securities of EDS included in the offering be reduced below ten percent (10%) of the total amount of securities included in such offering, in which case EDS may be excluded entirely if the underwriters make the determination described above and no other shareholder's securities are included. Allocation of securities to be sold in any such offering shall be made on a pro-rata basis among any selling shareholders involved in such offering according to the total number of securities held by each such selling shareholder and entitled to inclusion therein on the basis of a registration rights agreement with the Company.

        10. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

        11. No Stockholder Rights. Prior to exercise of this Warrant, the holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

        12. Successors and Assigns. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company its successors and assigns. This Warrant cannot be assigned by EDS without the express written consent of the Company. Notwithstanding the foregoing, this Warrant may be assigned, sold or otherwise transferred in whole or in part by EDS to an affiliate of EDS, and such assignment, sale or transfer shall not require the consent of the Company so long as such assignment, sale or transfer complies with applicable laws, rules and regulations, and provided that EDS has provided the Company with prior written notice of any such transfer.

        13. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular


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instance and either retroactively or prospectively), with the written consent of the Company and EDS. Any waiver or amendment effected in accordance with this Section shall be binding upon EDS, each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

        14. Market Stand-off Agreement. The holder of this Warrant agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such holder during a period of time determined by the Company and its underwriters (not to exceed 180 days) following the effective date of the registration statement of the Company filed under the Act with respect to the Company's initial public offering. The holder of this Warrant further agrees to execute any standard lock-up agreement that the underwriters require in connection with such offering. The Company may impose stop-transfer instructions with respect to the Common Stock (or securities) subject to the foregoing restriction until the end of said period.

        15. Governing Law. This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

                                            SOFTWARE TECHNOLOGIES CORPORATION


                                            By: /S/ JAMES DEMETRIADES
                                               ---------------------------------
                                               James Demetriades
                                               Chief Executive Officer



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                        SOFTWARE TECHNOLOGIES CORPORATION
                             404 E. HUNTINGTON DRIVE
                               MONROVIA, CA 91016


                                January 31, 2000


Electronic Data Systems Corporation
5400 Legacy Drive
MS H3-3D-05
Plano, TX 75024
Attn: General Counsel

        Re: WARRANT TO PURCHASE 800,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

        This is to confirm that the shares of Common Stock of Software Technologies Corporation (the "STC") that may be purchased upon exercise of that certain Warrant to Purchase Shares of Common Stock dated as of February 2, 2000 (the "Warrant") issued by STC to Electronic Data Systems Corporation ("EDS") shall become vested and exercisable (up to a maximum of 800,000 shares in the aggregate) for 40,000 shares of STC Common Stock for each integral increment of five (5) opportunity introductions by EDS to a client, customer or prospect of EDS which result in a signed license between STC and such person (with each signed license resulting in a minimum of $150,000 in revenue to STC), with credit being given - at the rate of one such additional license for each $500,000 in STC license revenue (for purposes of clarification and by way of example, if a single customer results in $2.5 million in STC license revenue, EDS will earn credit for five (5) opportunity introductions) - for additional signed licenses (up to 20 such additional credits for a single customer) from such a client, customer or prospect which provides at least $2.5 million in STC license revenue.

        Each metric will be deemed to be achieved and the related portion of the Warrant shall become vested upon the confirmation by STC of the signing of the required license agreements. In order for the corresponding portion of the Warrant to become exercisable, the metric must be achieved on or prior to January 31, 2002.


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        This letter is being provided pursuant to Section 3 of the Warrant.

                                    Sincerely,

                                    SOFTWARE TECHNOLOGIES CORPORATION


                                    By:     James T. Demetriades
                                            -----------------------------------
                                    Title:  President & Chief Executive Officer
                                            -----------------------------------


Agreed to:

ELECTRONIC DATA SYSTEMS CORPORATION


By:
   -----------------------------------
Title:
      --------------------------------